                                                                     EXHIBIT 1.2

                                                               EXECUTION VERSION

                                 AUTOZONE, INC.
                             (A NEVADA CORPORATION)

                                 DEBT SECURITIES

                                 TERMS AGREEMENT

                                                                    June 8, 2006

To:  AutoZone, Inc.
     123 South Front Street
     Memphis, Tennessee 38103

Ladies and Gentlemen:

     We understand that Auto Zone, Inc., a Nevada corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (the "Underwritten Securities"). Each provision of the Underwriting Agreement dated June 8, 2006 among the Company, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated is hereby incorporated by reference herein in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase , severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

                                                                            Principal Amount of
Underwriters                                                                Underwritten Securities
---------------------------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........................  $ 60,000,000
J.P. Morgan Securities Inc. ................................................  $ 60,000,000
Banc of America Securities LLC..............................................  $ 10,000,000
Citigroup Global Markets Inc. ..............................................  $ 10,000,000
SunTrust Capital Markets, Inc. .............................................  $ 10,000,000
Wachovia Capital Markets, LLC ..............................................  $ 10,000,000
BNY Capital Markets, Inc....................................................  $  4,000,000
BNP Paribas Securities Corp. ...............................................  $  4,000,000
Calyon Securities (USA) Inc.................................................  $  4,000,000
Comerica Securities, Inc....................................................  $  4,000,000
Fifth Third Securities, Inc.................................................  $  4,000,000
First Tennessee Securities Corp.............................................  $  4,000,000
Keybanc Capital Markets, a Division of McDonald Investments Inc.............  $  4,000,000
Morgan Keegan & Company, Inc................................................  $  4,000,000
NatCity Investments, Inc....................................................  $  4,000,000
Piper Jaffray & Co..........................................................  $  4,000,000
                                                                              ------------
Total                                                                         $200,000,000
                                                                              ============



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                  The Underwritten Securities shall have the following terms:

Title:                              6.95% Senior Notes due 2016.

Ranking:                            Senior Unsecured.

Ratings:                            BBB+ (S&P) / Baa2 (Moody's).

Aggregate principal amount:         $200,000,000.

Denominations:                      Integral Multiples of $1,000

Currency of payment:                U.S. Dollars.

Interest rate or formula:           6.95% per annum.

Interest payment dates:             Semi-annually on each June 15 and December 15, commencing on December 15, 2006

Regular record dates:               June 1 and December 1.

Stated maturity date:               June 15, 2016.

Redemption provisions:              At any time, in whole or in part, at a make-whole call equal to the greater of
                                    (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on a semiannual basis (assuming a
                                    360-day year consisting of twelve 30-day months), at a rate equal to the
                                    Adjusted Treasury Rate plus 35 basis points, as determined in good faith by the Company.

Sinking fund requirements:          None.

Conversion provisions:              None.

Listing requirements:               None.

Restriction on sale of
Underwritten Securities:            Until the Closing Time in accordance with Section 3(j) of the Underwriting
                                    Agreement.

Type of offering:                   Fixed price offering

Initial public offering price
per Underwritten Security:          99.658% of the principal amount, plus accrued interest, if any, from June 13,
                                    2006.


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
Purchase price per
Underwritten Security
payable by Underwriters:            99.008% of principal amount, plus accrued interest, if any, from
                                    June 13, 2006. The selling concession shall be 0.200% and the reallowance concession shall be 0.200%, in each case of the principal amount of the
                                    Underwritten Securities.

Form:                               One registered note in global form.

Closing Time and location:          10:00 A.M. (New York City time), on June 13, 2006, at the offices of Latham &
                                    Watkins LLP, 885 Third Avenue, New York, New York, 10022.

Applicable Time:                    3:30 p.m. (Eastern time) on June 8, 2006 or such time as agreed by the Company and the Representatives.

Final Term Sheet:                   Attached as Annex I.



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         Please accept this offer no later than 5:00 P.M. (New York City time)
on June 8, 2006 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                       Very truly yours,

                                       J.P. MORGAN SECURITIES INC.




                                       By:   /s/ Robert Bottamedi
                                             -----------------------------------
                                             Name:  Robert Bottamedi
                                             Title: Vice President


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED




                                       By:   /s/ Happy Hazelton
                                             -----------------------------------
                                             Name:  Happy Hazelton
                                             Title: Vice President


                                       Acting on behalf of themselves and the
                                       other named Underwriters.
Accepted:


AUTOZONE, INC.


 By:  /s/ Charlie Pleas III
      ---------------------------------
      Name:  Charlie Pleas III
      Title: Vice President and Controller


 By:  /s/ Harry L. Goldsmith
      ---------------------------------
      Name:  Harry L. Goldsmith
      Title: Executive Vice President,
             General Counsel and Secretary